    EXHIBIT 99.1

Shutterstock Reports Full Year 2024 and Fourth Quarter Financial Results
New York, NY - February 25, 2025 - Shutterstock, Inc. (NYSE: SSTK) (the “Company”), a leading global creative platform offering high-quality creative content for transformative brands, digital media and marketing companies, today announced financial results for the full year and fourth quarter ended December 31, 2024.
Commenting on the Company’s performance, Paul Hennessy, the Company’s Chief Executive Officer, said, “We are proud that Shutterstock achieved record revenues and Adjusted EBITDA in 2024. Our Content business grew on a year over year basis and each component of our Data, Distribution and Services business grew double digits or greater on a year over year basis and we expect continued growth across both of these offerings in 2025.”

Full Year 2024 highlights as compared to Full Year 2023:
Financial Highlights
•Revenues were $935.3 million compared to $874.6 million.
•Net income was $35.9 million compared to $110.3 million.
•Net income per diluted common share was $1.01 compared to $3.04.
•Adjusted net income was $138.7 million compared to $157.6 million.
•Adjusted net income per diluted common share was $3.89 compared to $4.35.
•Adjusted EBITDA was $247.1 million compared to $240.8 million.

Fourth Quarter 2024 highlights as compared to Fourth Quarter 2023:
    Financial Highlights
•Revenues were $250.3 million compared to $217.2 million.
•Net loss was $1.4 million compared to $1.0 million.
•Net loss per diluted common share was $0.04 compared to $0.03.
•Adjusted net income was $23.4 million compared to $25.8 million.
•Adjusted net income per diluted common share was $0.67 compared to $0.72.
•Adjusted EBITDA was $59.1 million compared to $46.3 million.

FULL YEAR 2024 RESULTS
Revenue
Full year revenue of $935.3 million increased $60.7 million or 7% as compared to 2023.
Revenue generated through our Content product offering increased 3% as compared to the full year 2023, to $760.0 million, and represented 81% of our total revenue in 2024. The increase in Content revenue was driven by revenue generated from Envato, offset by weakness in new customer acquisition. Revenue from our Data, Distribution, and Services product offering increased 28% as compared to 2023, to $175.3 million and represented 19% of our total revenue in 2024. The majority of the revenue was driven by our data offering which generated $120.3 million in 2024, growth of 15% when compared to 2023.
Foreign currency fluctuations had a negligible impact on our revenue growth from 2023 to 2024. Normalizing for unfavorable foreign exchange movement in the fourth quarter, total revenue would have been at the midpoint of our guidance range. Revenues from our Content product offerings are typically more exposed to exchange rate fluctuations than revenues from our Data, Distribution and Services product offerings.

Net income and Income per diluted share
Net income of $35.9 million decreased $74.3 million as compared to $110.3 million for the full year 2023. Net income per diluted share was $1.01 as compared to $3.04 for the full year 2023. These decreases were attributable to a non-recurring bargain purchase gain of $50.3 million recognized in 2023 associated with the acquisition of Giphy, Inc. In addition, the Company had an increase in interest expense of $8.7 million for increased borrowings associated with the Envato acquisition and a $14.4 million increase in income tax expense associated with certain non-recurring, non-cash discrete taxable events. In addition, we incurred $7.6 million of transaction costs associated with the Backgrid and Envato acquisitions in 2024.
Adjusted net income and adjusted net income per diluted common share
Adjusted net income in 2024 of $138.7 million decreased $18.9 million as compared to adjusted net income of $157.6 million in 2023. Adjusted net income in 2024 was unfavorably impacted by increases in interest expense and income tax expense, and the costs associated with the acquisition of Envato. These items were partially offset by profitability associated with the Envato acquisition.
Adjusted net income per diluted share, which excludes the bargain purchase in 2023, was $3.89 as compared to $4.35 for the full year 2023.
Adjusted EBITDA
Adjusted EBITDA of $247.1 million for 2024 increased $6.3 million or 3% as compared to the full year 2023, attributable to contributions from the Envato acquisition. Normalizing for unfavorable foreign exchange movement in the fourth quarter, Adjusted EBITDA would have been at the midpoint of our guidance range. Included in the Adjusted EBITDA are $7.6 million of non-recurring M&A transaction costs.

Net income margin of 3.8% for 2024 decreased by 880 basis points, as compared to 12.6% for the full year 2023.
Adjusted EBITDA margin of 26.4% for 2024 decreased by 110 basis points, as compared to 27.5% for the full year 2023.

FOURTH QUARTER RESULTS
Revenue
Fourth quarter revenue of $250.3 million increased $33.1 million or 15% as compared to the fourth quarter of 2023.
Revenue from our Content product offering increased $35.0 million, or 20%, as compared to the fourth quarter of 2023, to $212.5 million. The growth in our Content revenues was driven by revenue generated from Envato. Content revenue represented 85% of our total revenue in the fourth quarter of 2024. Revenue generated from our Data, Distribution, and Services product offering decreased $1.9 million, or 5%, as compared to the fourth quarter of 2023, to $37.8 million, and represented 15% of fourth quarter revenue in 2024.

Revenue growth was unfavorably impacted due to fluctuations in foreign currencies by 1% for the three months ended December 31, 2024, compared to the same period in 2023.

Net income and net income per diluted common share
Net loss in the fourth quarter of 2024 of $1.4 million decreased $0.4 million as compared to net loss of $1.0 million for the fourth quarter in 2023. Net loss per diluted common share was $0.04, as compared to $0.03 for the same period in 2023. These decreases were attributable to an increase in interest expense of $4.4 million attributable to increased borrowings associated with the Envato acquisition and a $6.4 million increase in income tax expense associated with a non-recurring, non-cash discrete taxable event. These items were offset by profitability associated with the Envato acquisition.
Adjusted net income and adjusted net income per diluted common share
Adjusted net income in the fourth quarter of 2024 of $23.4 million decreased $2.5 million as compared to adjusted net income of $25.8 million for the fourth quarter in 2023. Fourth quarter 2024 adjusted net income was unfavorably impacted by increases in interest expense and income tax expense. These items were offset by profitability associated with the Envato acquisition.
Adjusted net income per diluted common share was $0.67 as compared to $0.72 for the fourth quarter of 2023, an decrease of $0.05 per diluted share.
Adjusted EBITDA
Adjusted EBITDA of $59.1 million for the fourth quarter of 2024 increased by $12.8 million, or 28%, as compared to the fourth quarter of 2023, primarily due to the contribution from Envato. Net income margin of (0.6)% for the fourth quarter of 2024 decreased by 0.1%, as compared to (0.5)% in the fourth quarter of 2023. The adjusted EBITDA margin of 23.6% for the fourth quarter of 2024 increased by 2.3%, as compared to 21.3% in the fourth quarter of 2023.

LIQUIDITY
For the full year 2024, our cash and cash equivalents increased by $10.8 million to $111.3 million at December 31, 2024, as compared with $100.5 million as of December 31, 2023. This increase was driven by $32.6 million of net cash provided by our operating activities and $150.1 million provided by financing activities, partially offset by $166.2 million used in investing activities. Net cash provided by our operating activities was affected by our operating income, offset by payments made to Giphy employees, which were fully reimbursed by Meta and reported in investing cash flows as Giphy Retention Compensation, payments made for liabilities assumed from the Envato selling shareholders, which were fully funded from cash acquired in the Envato acquisition, and changes in the timing of cash receipts and payments pertaining to our revenues and operating expenses.
Cash used in investing activities primarily consisted of cash of $179.1 million used in the acquisitions of Backgrid and Envato, net of cash acquired. In addition, cash was used for capital expenditures of $47.2 million for internal-use software and website development costs, and $4.0 million paid to acquire the rights to distribute certain digital content in perpetuity. These cash outflows were partially offset by $64.0 million of Giphy Retention Compensation, as reimbursed by the Giphy seller.
Cash provided by financing activities primarily consisted of (i) $280.0 million received from our A&R Credit Agreement; (ii) $31.6 million used for the repayment of our Credit Facility; (iii) $42.4 million related to the payment of the quarterly cash dividend; (iv) $41.6 million paid in connection with the repurchase of common stock under our share repurchase program; (v) $12.2 million paid in settlement of tax withholding obligations related to employee stock-based compensation awards, and (vi) $2.2 million paid for debt issuance costs.
Adjusted free cash flow was $108.7 million for the full year 2024, a decrease of $29.8 million from the full year 2023. This decrease was primarily driven by working capital changes in our accounts receivable and deferred revenue balances and the timing of cash payments pertaining to operating expenses.

QUARTERLY CASH DIVIDEND
During the three months ended December 31, 2024, the Company declared and paid a cash dividend of $0.30 per common share or $10.4 million.
On January 27, 2025, the Board of Directors declared a dividend of $0.33 per share of outstanding common stock, payable on March 20, 2025 to stockholders of record at the close of business on March 6, 2025.
KEY OPERATING METRICS

	Three Months Ended December 31,
	Shutterstock[1]	Envato[2]	Pro Forma[3]
	2024	2024	2024	2023

Subscribers (end of period)(4)	459,000	629,000	1,088,000	523,000
Subscriber revenue (in millions)(5)	$75.7	$32.0	$107.7	$85.2

Average revenue per customer (last twelve months)(6)	$450	$90	$255	$412
Paid downloads (in millions)(7)	33.0	92.8	125.8	35.4

	Year Ended December 31,
	Shutterstock[1]	Envato[2]	Pro Forma[3]
	2024	2024	2024	2023

Subscribers (end of period)(4)	459,000	629,000	1,088,000	523,000
Subscriber revenue (in millions)(5)	$318.6	$134.0	$452.6	$351.5

Average revenue per customer (last twelve months)(6)	$450	$90	$255	$412
Paid downloads (in millions)(7)	134.3	322.4	456.7	153.0
_______________________________________________________________________________________________________________________
(1) Represents Shutterstock, Inc. key operating metrics before combining the Envato related metrics. Subscribers, Subscriber Revenue and Average Revenue Per Customer from acquisitions are included in these metrics beginning twelve months after the closing of the respective business combination. Accordingly, the metrics include Subscribers, Subscriber revenue, and Average revenue per customer from Pond5 and Splash News beginning May 2023, and, for Average Revenue per Customer, from Giphy beginning July 2024. These metrics exclude the respective counts and revenues from our acquisitions of Backgrid and Envato.
(2) Envato Subscribers and Subscriber Revenue are presented as if Envato was acquired as of the beginning of the period presented, and represent metrics incremental to amounts presented under the “Shutterstock, Inc.” heading. Envato Average revenue per customer is derived from Envato historical results over the last twelve months.
(3) The Pro Forma key operating metrics are derived from (i) the Shutterstock amounts before combining with Envato and (ii) the historical Envato metrics, as discussed in footnote 2 above.
(4) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.
(5) Subscriber revenue is defined as the revenue generated from subscribers during the period.
(6) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period.
(7) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to our Studios business, downloads of content that are offered to customers for no charge, including our free trials and metadata delivered through our data deal offering.

NON-GAAP FINANCIAL MEASURES
To supplement Shutterstock’s consolidated financial statements presented in accordance with the accounting principles generally accepted in the United States, or GAAP, Shutterstock’s management considers certain financial measures that are not prepared in accordance with GAAP, collectively referred to as non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow.
Shutterstock defines adjusted EBITDA as net income adjusted for depreciation and amortization, non-cash equity-based compensation, bargain purchase gain related to the acquisition of Giphy, Giphy Retention Compensation Expense - non-recurring, foreign currency transaction gains and losses, severance costs associated with strategic workforce optimizations, unrealized losses / gains on investments, interest income and expense, income taxes and merger-related costs; adjusted EBITDA margin as the ratio of adjusted EBITDA to revenue; adjusted net income as net income adjusted for the impact of non-cash equity-based compensation, amortization of acquisition-related intangible assets, bargain purchase gain related to the acquisition of Giphy, Giphy Retention Compensation Expense - non-recurring, severance costs associated with strategic workforce optimizations (reported in Other), unrealized losses / gains on investments, merger-related costs and the estimated tax impact of such adjustments; adjusted net income per diluted common share as adjusted net income divided by weighted average diluted shares; revenue growth (including by product offering) on a constant currency basis (expressed as a percentage) as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for all periods in the comparison; billings as revenue adjusted for the change in deferred revenue, excluding deferred revenue acquired through business combinations; and adjusted free cash flow as net cash provided by operating activities, adjusted for capital expenditures, content acquisition and cash received related to Giphy Retention Compensation in connection with the acquisition of Giphy and cash paid for Envato Seller Obligations.
The expense associated with the Giphy Retention Compensation related to (i) the one-time employment inducement bonuses and (ii) the vesting of the cash value of unvested Meta equity awards held by the employees prior to closing, which are reflected in operating expenses (together, the “Giphy Retention Compensation Expense - non-recurring”), are required payments in accordance with the terms of the acquisition. Meta’s sale of Giphy was directed by the United Kingdom Competition and Markets Authority (the “CMA”) and accordingly, the terms of the acquisition were subject to CMA preapproval. Management considers the operating expense associated with these required payments to be unusual and non-recurring in nature. The Giphy Retention Compensation Expense - non-recurring is not considered an ongoing expense necessary to operate the Company’s business. Therefore, such expenses have been included in the below adjustments for calculating adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted common share. For the three months ended December 31, 2024, the Company also incurred $4.7 million of Giphy Retention Compensation expense related to recurring employee costs, which is included in operating expenses, and are not included in the below adjustments for calculating adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted common share.
These figures have not been calculated in accordance with GAAP and should be considered only in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. Shutterstock cautions investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.
Shutterstock’s management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted common share, revenue growth (including by product offering) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow are useful to investors because these measures enable investors to analyze Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted common share provide useful information to investors about the performance of the Company’s overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance; and revenue growth (including by product offering) on a constant currency basis (expressed as a percentage) provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s operating performance. Management also believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Shutterstock’s management believes that adjusted free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in internal-use software and website development costs to support the Company’s ongoing business operations and provides them with the same measures that management uses as the basis for making resource allocation decisions.
Shutterstock’s management also uses the non-GAAP financial measures adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted common share, revenue growth (including by product offering) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to, among other things: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
Reconciliations of the differences between each of our non-GAAP financial measures (adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted common share, revenue growth (including by product offering) on a constant currency basis (expressed as a percentage), billings, adjusted free cash flow), and each measure’s most directly comparable financial measure calculated and presented in accordance with GAAP, are presented under the headings “Reconciliation of Non-GAAP Financial Information to GAAP” and “Supplemental Financial Data” immediately following the Consolidated Balance Sheets.

Previously Announced Merger Agreement with Getty Images Holdings, Inc. (“Getty Images”)

On January 7, 2025, Shutterstock announced that it entered into a merger agreement with Getty Images to combine in a merger of equals transaction, creating a premier visual content company. The transaction is subject to the satisfaction of customary closing conditions, including receipt of required regulatory approvals, the approval of Getty Images and Shutterstock stockholders and the extension or refinancing of Getty Images’ existing debt obligations.

As previously communicated, in light of pending transaction with Getty Images and as is customary during the pendency of such transactions, Shutterstock will not be hosting a conference call or providing financial guidance in conjunction with its fourth quarter 2024 results.

For additional information associated with the transaction, please see the Company filings from time to time with the Securities and Exchange Commission.

ABOUT SHUTTERSTOCK
Shutterstock, Inc. (NYSE: SSTK) is a leading global creative platform offering high-quality creative content for transformative brands, digital media and marketing companies. Fueled by millions of creators around the world, a growing data engine and a dedication to product innovation, Shutterstock is the leading global platform for licensing from the most extensive and diverse collection of high-quality 3D models, videos, music, photographs, vectors and illustrations. From the world's largest content marketplace, to breaking news and A-list entertainment editorial access, to all-in-one content editing platform and studio production services—all using the latest in innovative technology—Shutterstock offers the most comprehensive selection of resources to bring storytelling to life.
Learn more at www.shutterstock.com and follow us on LinkedIn, Instagram, X, Facebook and YouTube.

ADDITIONAL INFORMATION ABOUT THE ACQUISITION AND WHERE TO FIND IT

In connection with the proposed transaction, Shutterstock intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”), which will be included in the registration statement on Form S-4 intended to be filed by Getty Images and that also will include an information statement of Getty Images and constitute a prospectus with respect to shares of

Getty Images’ common stock to be issued in the transactions (the “proxy and information statement/prospectus”). Each of Getty Images and Shutterstock may also file with or furnish to the SEC other relevant documents regarding the proposed transaction. This filing is not a substitute for the proxy and information statement/prospectus or any other document that Getty Images or Shutterstock may file with or furnish to the SEC. The definitive proxy and information statement/prospectus (if and when available) will be mailed to stockholders of Getty Images and Shutterstock. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY AND INFORMATION STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND ALL OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED WITH OR FURNISHED TO THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the proxy and information statement/prospectus (if and when available) and other documents containing important information about Getty Images, Shutterstock and the proposed transaction, once such documents are filed with or furnished to the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with or furnished to the SEC by Getty Images will be available free of charge on Getty Images’ website at investors.gettyimages.com. Copies of the documents filed with or furnished to the SEC by Shutterstock will be available free of charge on Shutterstock’s website at investor.shutterstock.com.

PARTICIPANTS IN THE SOLICITATION

This communication is not a solicitation of proxies in connection with the proposed transaction. Getty Images, Shutterstock and certain of their respective directors and executive officers and other members of their respective management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Getty Images, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Getty Images’ proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 24, 2024. Information about the directors and executive officers of Shutterstock, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Shutterstock’s proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 26, 2024. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy and information statement/prospectus and other relevant materials to be filed with or furnished to the SEC regarding the proposed transaction. You may obtain free copies of these documents using the sources indicated above.

NO OFFER OR SOLICITATION

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

FORWARD-LOOKING STATEMENTS
The statements in this press release, and any related oral statements, include forward-looking statements concerning Getty Images, Shutterstock, the proposed transaction described herein and other matters. All statements, other than historical facts, are forward-looking statements. Forward-looking statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, financings or otherwise, based on current beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. Forward-looking statements speak only as of the date they are made or as of the dates indicated in the statements and should not be relied upon as predictions of future events, as there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur or the timing thereof. Forward-looking statements can often, but not always, be identified by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “could,” “might,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” “anticipates,” “designed,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology, but not all forward-looking statements include such identifying words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary. The forward-looking statements in this press release relate to, among other things, obtaining applicable regulatory and stockholder approvals on a timely basis or otherwise, satisfying other closing conditions to the proposed transaction, on a timely basis or otherwise, the expected tax treatment of the transaction, the expected timing of the transaction, and the integration of the businesses and the expected benefits, cost savings, accretion, synergies and growth to result therefrom. Important factors that could cause actual results to differ materially from such forward-looking statements include, among other things: failure to obtain applicable regulatory or stockholder approvals in a timely manner or otherwise; interloper risk; failure to satisfy other closing conditions to the transaction or to complete the transaction on anticipated terms and timing (or at all); negative effects of the announcement of the transaction on the ability of Shutterstock or Getty Images to retain and hire key personnel and maintain relationships with customers, suppliers and others who Shutterstock or Getty Images does business, or on Shutterstock or Getty Images’ operating results and business generally; risks that the businesses will not be integrated successfully or that the combined company will not realize expected benefits, cost savings, accretion, synergies and/or growth, as expected (or at all), or that such benefits may take longer to realize or may be more costly to achieve than expected; the risk that disruptions from the transaction will harm business plans and operations; risks relating to unanticipated costs of integration; significant transaction and/or integration costs, or difficulties in connection with the transaction and/or unknown or inestimable liabilities; restrictions during the pendency of the transaction that may impact the ability to pursue certain business opportunities or strategic transactions; potential litigation associated with the transaction; the potential impact of the announcement or consummation of the transaction on Getty Images’, Shutterstock’s or the combined company’s relationships with suppliers, customers, employers and regulators; demand for the combined company’s products; potential changes in the Getty Images stock price that could negatively impact the value of the consideration offered to the Shutterstock stockholders; the occurrence of any event that could give rise to the termination of the proposed transaction; and Getty Images’ ability to complete any refinancing of its debt or new debt financing on a timely basis, on favorable terms or at all. A more fulsome discussion of the risks related to the proposed transaction will be included in the joint proxy and information statement/prospectus. For a discussion of factors that could cause actual results to differ materially from those contemplated by forward-looking statements, see the section captioned “Risk Factors” in each of Getty Images’ and Shutterstock’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward looking statements. While the list of factors presented here is, and the list of factors presented in the joint proxy and information statement/prospectus will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Neither Getty Images nor Shutterstock assumes, and each hereby disclaims, any obligation to update forward-looking statements, except as may be required by law.

Investor Relations Contact	Press Contact
Scott Grossman	Lori Rodney
ir@shutterstock.com	press@shutterstock.com
646-257-4825	917-563-4991

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Revenue	$250,306	$217,219	$935,262	$874,587

Operating expenses:
Cost of revenue	112,434	95,832	396,297	352,630
Sales and marketing	59,184	62,665	222,704	214,749
Product development	18,897	23,440	88,417	96,162
General and administrative	46,644	33,158	159,136	142,646
Total operating expenses	237,159	215,095	866,554	806,187
Income from operations	13,147	2,124	68,708	68,400
Bargain purchase gain	—	(1,543)	—	50,261
Interest expense	(4,987)	(571)	(10,561)	(1,857)
Other (expense) / income, net	(89)	2,050	4,401	5,664
Income before income taxes	8,071	2,060	62,548	122,468
Provision for income taxes	9,500	3,066	26,616	12,199
Net income	$(1,429)	$(1,006)	$35,932	$110,269

Earnings / (losses) per share:
Basic	$(0.04)	$(0.03)	$1.02	$3.07
Diluted	$(0.04)	$(0.03)	$1.01	$3.04

Weighted average common shares outstanding:
Basic	34,867	35,699	35,330	35,878
Diluted	35,122	35,915	35,658	36,242

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(unaudited)

	December 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$111,251	$100,490
Accounts receivable, net of allowance of $3,101 and $6,335	95,225	91,139
Prepaid expenses and other current assets	49,482	100,944
Total current assets	255,958	292,573
Property and equipment, net	66,400	64,300
Right-of-use assets	13,956	15,395
Intangible assets, net	248,477	184,396
Goodwill	569,668	383,325
Deferred tax assets, net	70,982	24,874
Other assets	83,715	71,152
Total assets	$1,309,156	$1,036,015

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,221	$9,108
Accrued expenses	126,643	131,443
Contributor royalties payable	81,076	54,859
Deferred revenue	225,489	203,463
Debt	158,106	30,000
Other current liabilities	24,751	23,513
Total current liabilities	625,286	452,386
Deferred tax liability, net	2,174	4,182
Long-term debt	119,598	—
Lease liabilities	23,365	29,404
Other non-current liabilities	20,383	22,949
Total liabilities	790,806	508,921
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 40,395 and 39,982 shares issued and 34,874 and 35,572 shares outstanding as of December 31, 2024 and December 31, 2023, respectively	403	399
Treasury stock, at cost; 5,521 and 4,410 shares as of December 31, 2024 and December 31, 2023	(269,804)	(228,213)
Additional paid-in capital	468,390	424,229
Accumulated other comprehensive loss	(16,841)	(11,974)
Retained earnings	336,202	342,653
Total stockholders’ equity	518,350	527,094
Total liabilities and stockholders’ equity	$1,309,156	$1,036,015

Shutterstock, Inc.
Consolidated Statements of Cash Flows
(In thousands, except par value amount) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) / income	$(1,429)	$(1,006)	$35,932	$110,269
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,287	20,356	87,626	79,729
Deferred taxes	(2,197)	(5,216)	(10,963)	(26,176)
Non-cash equity-based compensation	15,110	11,988	56,330	48,577
Bad debt expense	(243)	500	(2,033)	1,894
Bargain purchase gain	—	1,543	—	(50,261)
Unrealized gain on investments	(472)	—	(2,160)	—
Changes in operating assets and liabilities:
Accounts receivable	(3,651)	(5,768)	4,944	(24,409)
Prepaid expenses and other current and non-current assets	1,973	(8,334)	(17,934)	(50,501)
Accounts payable and other current and non-current liabilities	(1,167)	16,999	(48,600)	20,892
Envato Seller Obligations	(17,572)	—	(63,320)	—
Contributor royalties payable	(7,972)	4,560	14,654	15,841
Deferred revenue	2,299	(1,673)	(21,830)	14,697
Net cash provided by operating activities	$7,966	$33,949	$32,646	$140,552

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(8,918)	(9,930)	(47,215)	(44,645)
Business combination, net of cash acquired	—	—	(179,071)	(53,721)
Cash received related to Giphy Retention Compensation	527	18,950	63,971	53,657
Acquisition of content	(1,556)	(1,371)	(4,029)	(11,096)
Security deposit release / (payment)	(101)	(50)	176	1,489
Net cash (used in) / provided by investing activities	$(10,048)	$7,599	$(166,168)	$(54,316)

CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of treasury shares	—	(9,201)	(41,591)	(28,205)
Proceeds from exercise of stock options	—	—	—	2
Cash paid related to settlement of employee taxes related to RSU vesting	(452)	(625)	(12,167)	(15,834)
Payment of cash dividends	(10,445)	(9,644)	(42,383)	(38,667)
Proceeds from credit facility	—	—	280,000	30,000
Repayment of credit facility	(1,563)	—	(31,563)	(50,000)
Payment of debt issuance costs	—	—	(2,200)	—
Net cash provided by / (used in) financing activities	$(12,460)	$(19,470)	$150,096	$(102,704)

Effect of foreign exchange rate changes on cash	(5,600)	3,184	(5,813)	1,804
Net (decrease) / increase in cash and cash equivalents	(20,142)	25,262	10,761	(14,664)

Cash and cash equivalents, beginning of period	131,393	75,228	100,490	115,154
Cash and cash equivalents, end of period	$111,251	$100,490	$111,251	$100,490

Supplemental Disclosure of Cash Information:
Cash paid for income taxes	$11,738	$17,097	$34,033	$33,067
Cash paid for interest	4,875	492	7,830	1,724

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(unaudited)
Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow are not financial measures prepared in accordance with United States generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. Investors are cautioned that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income	$(1,429)	$(1,006)	$35,932	$110,269
Add / (less) Non-GAAP adjustments:
Non-cash equity-based compensation	15,110	11,988	56,330	48,577
Tax effect of non-cash equity-based compensation (1)(2)	(3,551)	(2,817)	(6,883)	(11,416)
Acquisition-related amortization expense (3)	10,309	9,157	37,967	34,737
Tax effect of acquisition-related amortization expense (1)	(2,423)	(2,152)	(8,922)	(8,163)
Bargain purchase gain	—	1,543	—	(50,261)
Giphy Retention Compensation Expense - non-recurring	291	6,188	22,116	31,577
Tax effect of Giphy Retention Compensation Expense - non-recurring(1)	(68)	(1,454)	(5,197)	(7,421)
Merger-related costs	2,750	—	2,750	—
Tax effect of merger-related costs(1)	(619)	—	(619)	—
Other(4)	4,012	5,668	7,425	12,493
Tax effect of other(1)	(1,009)	(1,275)	(2,157)	(2,811)
Adjusted net income(4)	$23,373	$25,840	$138,742	$157,581

Net income per diluted common share	$(0.04)	$(0.03)	$1.01	$3.04
Adjusted net income per diluted common share	$0.67	$0.72	$3.89	$4.35

Weighted average diluted shares	35,122	35,915	35,658	36,242
____________________________________________________________________________________________________________________
(1)Statutory tax rates are used to calculate the tax effect of the adjustments.
(2)For the twelve months ended December 31, 2024, the tax effect of non-cash equity-based compensation includes a $6.2 million add-back for the reduction of deferred tax assets associated with the expiration of performance-based stock options and restricted stock units granted the Company’s Founder and Executive Chairman in 2014. The performance-based metrics were not met, the awards were not exercisable, and the Company recognized a non-cash tax expense for the change in deferred taxes.
(3)Of these amounts, $8.6 million and $8.2 million are included in cost of revenue for the three months ended December 31, 2024 and 2023, respectively, and $32.7 million and $31.6 million are included in cost of revenue for the twelve months ended December 31, 2024 and 2023, respectively. The remainder of acquisition-related amortization expense is included in general and administrative expense in the Statement of Operations.
(4)Other consists of unrealized gains and losses on investments and severance costs associated with strategic workforce optimizations.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income	$(1,429)	$(1,006)	$35,932	$110,269
Add / (less) Non-GAAP adjustments:
Interest expense	4,987	571	10,561	1,857
Interest income	(595)	(2,058)	(4,072)	(4,785)
Provision for income taxes	9,500	3,066	26,616	12,199
Depreciation and amortization	23,287	20,356	87,626	79,729
EBITDA	$35,750	$20,929	$156,663	$199,269

Non-cash equity-based compensation	15,110	11,988	56,330	48,577
Bargain purchase gain	—	1,543	—	(50,261)
Giphy Retention Compensation Expense - non-recurring	291	6,188	22,116	31,577
Merger-related costs	2,750	—	2,750	—
Foreign currency loss / (gain)	1,156	8	1,831	(879)
Unrealized gain on investment	(472)	—	(2,160)	—
Workforce optimization - severance	4,484	5,611	9,585	12,493
Adjusted EBITDA	$59,069	$46,267	$247,115	$240,776

Revenue	$250,306	$217,219	$935,262	$874,587
Net income margin	(0.6)%	(0.5)%	3.8%	12.6%
Adjusted EBITDA margin	23.6%	21.3%	26.4%	27.5%

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reported Revenue (in thousands)	$250,306	$217,219	$935,262	$874,587

Revenue growth	15%	—%	7%	6%
Revenue growth on a constant currency basis	16%	—%	7%	5%

Content reported revenue (in thousands)	$212,517	$177,526	$760,011	$737,264
Content revenue growth	20%	(10)%	3%	(7)%
Content revenue growth on a constant currency basis	20%	(10)%	3%	(7)%

Data, Distribution, and Services reported revenue (in thousands)	$37,789	$39,693	$175,251	$137,323
Data, Distribution, and Services revenue growth	(5)%	96%	28%	256%
Data, Distribution, and Services revenue growth on a constant currency basis	(5)%	96%	28%	256%

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cash flow information:
Net cash provided by operating activities	$7,966	$33,949	$32,646	$140,552
Net cash (used in) / provided by investing activities	$(10,048)	$7,599	$(166,168)	$(54,316)
Net cash (used in) / provided by financing activities	$(12,460)	$(19,470)	$150,096	$(102,704)

Adjusted free cash flow:
Net cash provided by operating activities	$7,966	$33,949	$32,646	$140,552
Capital expenditures	(8,918)	(9,930)	(47,215)	(44,645)
Content acquisitions	(1,556)	(1,371)	(4,029)	(11,096)
Cash received related to Giphy Retention Compensation	527	18,950	63,971	53,657
Cash paid for Envato Seller Obligations(1)	17,572	—	63,320	—
Adjusted Free Cash Flow	$15,591	$41,598	$108,693	$138,468
(1)Envato Seller Obligations relate to payments made on behalf of the Envato sellers’ after the closing of the acquisition. These liabilities were funded from the acquired cash on the Envato balance sheet and are not indicative of obligations and cash flows to be incurred prospectively.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Content	$212,517	$177,526	$760,011	$737,264
Data, Distribution, and Services	$37,789	$39,693	$175,251	$137,323
Total revenue	$250,306	$217,219	$935,262	$874,587

Change in total deferred revenue(1)	$(878)	$363	$(24,862)	$16,393
Total billings	$249,428	$217,582	$910,400	$890,980
_______________________________________________________________________________________________________________________
(1) Change in total deferred revenue excludes deferred revenue acquired through business combinations.

Shutterstock, Inc.
Supplemental Financial Data
(unaudited)

 Historical Operating Metrics

	Three Months Ended
	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23

Subscribers (end of period, in thousands) (1)	459	470	490	499	523	551	556	559
Subscriber revenue (in millions) (2)	$75.7	$78.7	$80.3	$83.9	$85.2	$88.3	$87.4	$90.6

Average revenue per customer (last twelve months) (3)	$450	$446	$434	$418	$412	$401	$374	$356
Paid downloads (in millions) (4)	33.0	32.9	33.4	35.0	35.4	36.4	38.5	42.7
Subscribers, Subscriber Revenue and Average Revenue Per Customer from acquisitions are included in these metrics beginning twelve months after the closing of the respective business combination. Accordingly, the metrics include Subscribers, Subscriber revenue, and Average revenue per customer from Pond5 and Splash News beginning May 2023, and, for Average Revenue per Customer, Giphy starting July 2024. These metrics exclude the respective counts and revenues from Backgrid and Envato.
(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period. Envato subscribers for the period ended December 31, 2024 were 0.6 million.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period. Envato’s subscriber revenue for the three months ended December 31, 2024 was $32.0 million.
(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period. Envato’s average revenue per customer for the last twelve-month period ended December 31, 2024 was $90 per customer.
(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to our Studios business, downloads of content that are offered to customers for no charge, including our free trials and metadata delivered through our data deal offering. Envato had 92.8 million paid downloads during the three months ended December 31, 2024.

Equity-Based Compensation by expense category

	Three Months Ended
($ in thousands)	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23

Cost of revenue	$505	$443	$300	$224	$145	$180	$306	$184
Sales and marketing	2,627	3,226	3,167	2,011	2,201	2,067	2,487	604
Product development	2,722	2,745	4,171	2,285	3,022	3,509	4,221	2,448
General and administrative	9,256	8,680	7,338	6,630	6,620	7,247	7,929	5,407
Total non-cash equity-based compensation	$15,110	$15,094	$14,976	$11,150	$11,988	$13,003	$14,943	$8,643

Depreciation and Amortization by expense category

	Three Months Ended
($ in thousands)	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23

Cost of revenue	$21,191	$19,653	$20,087	$19,874	$18,952	$19,872	$18,134	$17,866
General and administrative	2,096	1,991	1,346	1,389	1,404	1,400	1,070	1,031
Total depreciation and amortization	$23,287	$21,644	$21,433	$21,263	$20,356	$21,272	$19,204	$18,897